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Exhibit 24.1

POWER OF ATTORNEY

        Each of the undersigned, being a director or officer of Qwest Communications International Inc., a Delaware corporation, hereby constitutes and appoints Richard C. Notebaert, Oren G. Shaffer and Stephen E. Brilz, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign a registration statement on Form S-4 relating to Qwest Services Corporation's ("QSC") offer to exchange its 13.00% notes due 2007, 13.50% notes due 2010 and 14.00% notes due 2014 for QSC's outstanding 13.00% notes due 2007, 13.50% notes due 2010 and 14.00% notes due 2014, any and all amendments (including post-effective amendments) to such registration statement, and any registration statement related to the offering contemplated by such registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act of 1933, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has executed this instrument on this 22nd day of April, 2004.

/s/ RICHARD C. NOTEBAERT Richard C. Notebaert	/s/ OREN G. SHAFFER Oren G. Shaffer
/s/ JOHN W. RICHARDSON John W. Richardson	/s/ LINDA G. ALVARADO Linda G. Alvarado
/s/ PHILIP F. ANSCHUTZ Philip F. Anschutz	Charles L. Biggs
K. Dane Brooksher	/s/ THOMAS J. DONOHUE Thomas J. Donohue
/s/ JORDAN L. HAINES Jordan L. Haines	/s/ CANNON Y. HARVEY Cannon Y. Harvey
/s/ PETER S. HELLMAN Peter S. Hellman	/s/ VINOD KHOSLA Vinod Khosla
/s/ FRANK P. POPOFF Frank P. Popoff	/s/ CRAIG D. SLATER Craig D. Slater
/s/ W. THOMAS STEPHENS W. Thomas Stephens

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Exhibit 24.1
POWER OF ATTORNEY